EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD REPORTS FIRST QUARTER 2020 RESULTS
Gross Assets Under Management $8.0 Billion at Quarter End
Total Revenue Increased 111% in the First Quarter
OpenKey Sees Significant Increase in Demand for its Digital Key Product
Implementing Proactive Measures to Mitigate COVID-19 Impact

DALLAS, June 17, 2020 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today reported the following results and performance measures for the first quarter ended March 31, 2020. Unless otherwise stated, all reported results compare the first quarter ended March 31, 2020, with the first quarter ended March 31, 2019 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
COVID-19 UPDATE
On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. In the United States, federal, state, and local government agencies implemented emergency declarations and issued restrictions on travel, implementation of social distancing protocols, stay at home orders, limitations on gatherings and mandates to close all non-essential businesses.

In response to the impact of COVID-19 on the hospitality industry, the Company is deploying numerous strategies and protocols to protect the health and safety of its employees, guests, partners, and communities where it operates. Additionally, the Company has taken steps to ensure that it has additional financial flexibility going forward to navigate this crisis, including:

•
The Company has taken proactive and aggressive actions to protect liquidity and reduce corporate expenses through compensation reductions and the curtailment of expenses resulting in an approximate 25% reduction in corporate G&A and will continue to take all necessary additional actions to preserve capital and liquidity.

•	During the quarter, the Company converted its existing credit agreement with Bank of America, N.A. into a $35 million term loan agreement.

•	The Company’s portfolio companies and advised REIT platforms have each taken action to enhance their financial flexibility including implementing workforce reductions and expense reductions.

The anticipated negative impact of the COVID-19 crisis on economic activity and the hospitality industry continues to evolve. The crisis is expected to continue to impact the Company’s financial results during the second quarter of 2020 and beyond.

Ashford Reports First Quarter Results

June 17, 2020

STRATEGIC OVERVIEW
While COVID-19 has altered the Company’s short-term priorities, its long-term strategy remains unchanged:

•	High-growth, fee-based business model

•	Diversified platform of multiple fee generators

•	Seeks to grow in two primary areas:

◦	Grow our existing REIT platforms accretively and create new platforms; and

◦	Grow our service businesses via increased AUM and third-party business

•	Highly-aligned management team with superior long-term track record

•	Leader in asset and investment management for the real estate & hospitality sectors

FINANCIAL AND OPERATING HIGHLIGHTS

•
Net loss attributable to common stockholders for the first quarter of 2020 totaled $186.3 million, or $84.73 per diluted share. During the quarter, the Company recorded an impairment charge of $178.2 million primarily related to the goodwill associated with Remington and Premier.

•	Total revenue for the first quarter of 2020 was $133.8 million, reflecting a growth rate of 111% over the prior-year quarter.

•	Adjusted EBITDA for the first quarter was $12.0 million, reflecting a growth rate of 5.8% over the prior-year quarter.

•	At the end of the first quarter of 2020, the Company had approximately $8.0 billion of gross assets under management.

•	As of March 31, 2020, the Company had corporate cash of $50.0 million.

OPENKEY UPDATE
Ashford currently owns a 48% interest in OpenKey.  OpenKey is the universal, industry-standard smartphone App for keyless entry in hotel guestrooms. OpenKey continues to expand its platform with 165 hotels under contract at the end of the first quarter. As the hospitality industry strives to implement measures to provide a clean and safe environment for their guests, the Company expects that the digital benefits OpenKey offers, such as automated check-in (bypassing the front desk), keyless entry and secure digital key capability, will gain accelerated adoption and growth at hotels nationwide. OpenKey is already seeing the benefits of this growth as the number of hotels under contract at the end of the first quarter increased 57% over the prior year quarter. That growth has continued into the second quarter, as OpenKey currently has 201 hotels under contract representing growth of 22% from the end of the first quarter. Total Revenue for OpenKey in the first quarter increased 103% over the prior year quarter.

REMINGTON’S HOTEL MANAGEMENT BUISINESS UPDATE
On November 6, 2019, the Company completed the previously announced combination with Remington Holdings, LP (“Remington”). The acquisition of Remington’s high-margin, low-capex Hotel Management business adds scale, diversification and an enhanced competitive position for Ashford. It also expands the breadth of services the Company offers to its advised REITs. Additionally, the Company believes the transaction represents a compelling opportunity to further diversify its earnings stream and the potential to expand business to other third-party clients.

Remington is an independent hotel management company with over 40 years of experience in the hospitality business. Remington’s Hotel Management business currently provides comprehensive and cost-effective hotel management services for both Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or “Trust”) and Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar”). Remington’s portfolio consists of 87 hotels in 27 states across 17 brands, including 12 independent and boutique properties. Remington’s Hotel Management business currently has very little third-party business outside of the Company’s advised REITs, which will be a long-term growth opportunity and area of focus for the Company going forward.

Ashford Reports First Quarter Results

June 17, 2020

In the first quarter, Remington generated hotel management fee revenue of $6.1 million, Net Loss Attributable to the Company of $127.3 million, and Adjusted EBITDA of $2.4 million. During the quarter, Remington entered into new contracts to manage 3 hotels on a third-party basis. Remington has aggressively cut staffing and overhead to minimize the negative impact of the pandemic on its business and financial results.

LISMORE CAPITAL UPDATE
During the quarter, Ashford Trust and Braemar entered into agreements with Lismore Capital (“Lismore”) for Lismore to seek modifications, forbearances or refinancings of the REITs’ debt totaling approximately $5.1 billion across over 40 different loans.

PREMIER PROJECT MANAGEMENT UPDATE
In August 2018, the Company completed the acquisition of Premier Project Management (“Premier”). Premier provides comprehensive and cost-effective architecture, design, development, and project management services. It also provides project oversight, coordination, planning, and execution of renovation, capital expenditure or ground-up development projects. Its operations are responsible for managing and implementing substantially all capital improvements at Trust and Braemar hotels. Additionally, it has extensive experience working with many of the major hotel brands in the areas of renovating, converting, developing or repositioning hotels. In the first quarter, Premier generated $3.9 million of project management fee revenue, Net Loss Attributable to the Company of $51.6 million, and $1.2 million of Adjusted EBITDA. Premier has aggressively cut staffing and overhead to minimize the negative impact of the pandemic on its operations.

JSAV UPDATE
The Company owns a controlling interest in a privately-held company that conducts the business of J&S Audio Visual (“JSAV”) in the United States, Mexico and internationally. JSAV provides an integrated suite of audio visual services, including show and event services, hospitality services, creative services, and design and integration, making JSAV a leading single-source solution for their clients’ meeting and event needs. In the first quarter of 2019, JSAV completed the acquisition of BAV and the operations are now reported on a combined basis. During the first quarter of 2020, JSAV (including BAV) had revenue of $29.7 million, Net Loss Attributable to the Company of $0.2 million, and Adjusted EBITDA of $5.0 million. JSAV has taken aggressive steps to mitigate the impact of the pandemic on its business including reducing corporate overhead and furloughing or laying off approximately 94% of its workforce.

RED HOSPITALITY & LEISURE UPDATE
RED Hospitality & Leisure (“RED Hospitality”) is a leading provider of watersports activities and other travel and transportation services in the U.S. Virgin Islands and Florida. Over the past 12 months, RED Hospitality continued as the beach and watersports services provider to the Ritz-Carlton St. Thomas Club - the timeshare and rental property adjacent to the Ritz-Carlton St. Thomas hotel, commenced ferry transportation services and beach and watersports services to the Westin St. John, and completed the acquisition of Sebago, a leading provider of watersports activities and excursion services based in Key West, Florida. RED Hospitality generated $3.3 million of revenue, $0.1 million of Net Income Attributable to the Company, and $0.6 million of Adjusted EBITDA during the first quarter. Long term, RED Hospitality has several potential avenues for future growth including opportunities to expand into other hotels at Ashford-advised REITs or non-Ashford hotels in the USVI, elsewhere in the Caribbean, and in the U.S.

Ashford Reports First Quarter Results

June 17, 2020

FINANCIAL RESULTS
Net loss attributable to common stockholders for the quarter totaled $186.3 million, or $84.73 per diluted share. During the quarter and as a result of the negative impact of the pandemic on its business, the Company recorded an impairment charge of $178.2 million associated with its goodwill and intangible assets. The goodwill impairment totaled $170.6 million and related to the goodwill on Remington and Premier. Adjusted net income for the quarter was $9.3 million, or $1.35 per diluted share.

For the quarter ended March 31, 2020, base advisory fee revenue was $11.5 million. The base advisory fee revenue in the first quarter was comprised of $8.9 million from Ashford Trust and $2.6 million from Braemar.

Adjusted EBITDA for the quarter was $12.0 million, reflecting a growth rate of 5.8% over the prior-year quarter.

During the quarter, the Company declared and paid 50% of the stated preferred dividend payment on its Series D convertible preferred stock.

CAPITAL STRUCTURE
At the end of the first quarter of 2020, the Company had approximately $8.0 billion of gross assets under management from its advised platforms. The Company had corporate cash of $50.0 million, 6.9 million fully diluted shares, and a current fully diluted equity market capitalization of approximately $74 million. The Company’s financial results include 4.1 million common shares associated with its Series D convertible preferred stock. The Company had $63.1 million of loans at March 31, 2020, of which approximately $3.9 million related to its joint venture partners’ share of those loans.

During the quarter, the Company converted its existing credit agreement with Bank of America, N.A. into a term loan agreement. The Company has borrowed, in the aggregate, $35 million under the term loan.

“We are in the midst of an unprecedented public health crisis from the COVID-19 pandemic,” commented Monty J. Bennett, Ashford’s Chairman and Chief Executive Officer. “While we entered 2020 in a position of strength, focused on building on the momentum in our business, the pandemic has significantly impacted the economic environment and altered our near-term focus. While certain areas of our business have seen a significant decrease in revenues, other areas like OpenKey are seeing a strong increase in demand. We take the obligations to our employees, partners and the communities we serve seriously while also having an unwavering commitment to protect value for our shareholders. We believe the actions we have undertaken reflect that commitment. With our talented and dedicated management team, along with our long-term strategy on finding growth opportunities in our business, I am confident we will navigate through this difficult time.”

INVESTOR CONFERENCE CALL AND SIMULCAST
The Company will conduct a conference call on Thursday, June 18, 2020, at 11:00 a.m. ET. The number to call for this interactive teleconference is (201) 493-6725. A replay of the conference call will be available through Thursday, June 25, 2020, by dialing (412) 317-6671 and entering the confirmation number, 13702345.

The Company will also provide an online simulcast and rebroadcast of its first quarter 2020 earnings release conference call. The live broadcast of the Company’s quarterly conference call will be available online at the Company's web site, www.ashfordinc.com on Thursday, June 18, 2020, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

Ashford Reports First Quarter Results

June 17, 2020

Included in this press release are certain supplemental measures of performance, which are not measures of operating performance under GAAP, to assist investors in evaluating the Company’s historical or future financial performance. These supplemental measures include adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) and Adjusted Net Income. We believe that Adjusted EBITDA and Adjusted Net Income provide investors and management with a meaningful indicator of operating performance. Management also uses Adjusted EBITDA and Adjusted Net Income, among other measures, to evaluate profitability. We calculate Adjusted EBITDA by subtracting or adding to net income (loss): interest expense, income taxes, depreciation, amortization, net income (loss) to noncontrolling interests, transaction costs, and other expenses. We calculate Adjusted Net Income by subtracting or adding to net income (loss): net income (loss) to noncontrolling interests, transaction costs, and other expenses. Our methodology for calculating Adjusted EBITDA and Adjusted Net Income may differ from the methodologies used by other comparable companies, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. Neither Adjusted EBITDA nor Adjusted Net Income represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to (a) GAAP net income (loss) as an indication of our financial performance or (b) GAAP cash flows from operating activities as a measure of our liquidity nor are such measures indicative of funds available to satisfy our cash needs. The Company urges investors to carefully review the U.S. GAAP financial information as shown in our periodic reports on Form 10-Q and Form 10-K, as amended and our Current Reports on Form 8-K.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities.  Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
* * * * *

Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements in this press release may include, among others, statements about the implied share price for the Company's common stock. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.

Ashford Reports First Quarter Results

June 17, 2020

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19 on our business and investment strategy; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our ability to restructure our current or obtain future financing arrangements; our understanding of our competition; market trends; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in Ashford Inc.’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$54,906	$35,349
Restricted cash	20,671	17,900
Restricted investment	340	1,195
Accounts receivable, net	14,949	7,241
Due from affiliates	121	357
Due from Ashford Trust	1,280	4,805
Due from Braemar	891	1,591
Inventories	1,577	1,642
Prepaid expenses and other	6,963	7,212
Total current assets	101,698	77,292
Investments in unconsolidated entities	3,712	3,476
Property and equipment, net	110,438	116,190
Operating lease right-of-use assets	32,254	31,699
Goodwill	66,834	205,606
Intangible assets, net	292,715	347,961
Other assets	3,023	276
Total assets	$610,674	$782,500
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$29,550	$39,160
Dividends payable	7,875	4,725
Due to affiliates	1,828	1,011
Deferred income	6,772	233
Deferred compensation plan	11	35
Notes payable, net	57,944	3,550
Finance lease liabilities	527	572
Operating lease liabilities	3,463	3,207
Other liabilities	22,713	19,066
Total current liabilities	130,683	71,559
Deferred income	11,478	13,047
Deferred tax liability, net	55,905	69,521
Deferred compensation plan	1,139	4,694
Notes payable, net	4,507	33,033
Finance lease liabilities	41,266	41,482
Operating lease liabilities	28,820	28,519
Other liabilities	430	430
Total liabilities	274,228	262,285

MEZZANINE EQUITY
Series D Convertible Preferred Stock, $0.001 par value, 19,120,000 shares issued and outstanding, net of discount, as of March 31, 2020 and December 31, 2019	474,870	474,060
Redeemable noncontrolling interests	4,120	4,131
EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.001 par value, 2,459,887 and 2,202,580 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	2	2
Additional paid-in capital	288,114	285,825
Accumulated deficit	(430,731)	(244,084)
Accumulated other comprehensive income (loss)	(309)	(216)
Treasury stock, at cost, 3,873 and 1,638 shares at March 31, 2020 and December 31, 2019, respectively	(149)	(131)
Total equity (deficit) of the Company	(143,073)	41,396
Noncontrolling interests in consolidated entities	529	628
Total equity (deficit)	(142,544)	42,024
Total liabilities and equity (deficit)	$610,674	$782,500

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
REVENUE
Advisory services:
Base advisory fees	$11,537	$10,622
Incentive advisory fees	170	170
Other advisory revenue	129	128
Hotel management:
Base management fees	6,124	—
Project management fees	3,938	6,442
Audio visual	29,674	30,975
Other	6,691	5,010
Cost reimbursement revenue	75,579	9,973
Total revenues	133,842	63,320
EXPENSES
Salaries and benefits	14,115	14,063
Non-cash equity-based compensation	2,050	2,159
Cost of revenues for project management	1,451	1,473
Cost of revenues for audio visual	20,430	21,439
Depreciation and amortization	9,969	4,108
General and administrative	6,328	6,446
Impairment	178,213	—
Other	4,226	1,339
Reimbursed expenses	75,511	9,751
Total operating expenses	312,293	60,778
OPERATING INCOME (LOSS)	(178,451)	2,542
Equity in earnings (loss) of unconsolidated entities	236	(275)
Interest expense	(1,176)	(297)
Amortization of loan costs	(66)	(69)
Interest income	28	20
Realized gain (loss) on investments	(375)	—
Other income (expense)	(521)	(53)
INCOME (LOSS) BEFORE INCOME TAXES	(180,325)	1,868
Income tax (expense) benefit	2,085	(1,300)
NET INCOME (LOSS)	(178,240)	568
(Income) loss from consolidated entities attributable to noncontrolling interests	160	163
Net (income) loss attributable to redeemable noncontrolling interests	440	(21)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(177,640)	710
Preferred dividends, declared and undeclared	(7,875)	(2,791)
Amortization of preferred stock discount	(810)	(491)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(186,325)	$(2,572)

INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(84.73)	$(1.06)
Weighted average common shares outstanding - basic	2,199	2,419
Diluted:
Net income (loss) attributable to common stockholders	$(84.73)	$(1.13)
Weighted average common shares outstanding - diluted	2,199	2,449

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2020	2019
Net income (loss)	$(178,240)	$568
(Income) loss from consolidated entities attributable to noncontrolling interests	160	163
Net (income) loss attributable to redeemable noncontrolling interests	440	(21)
Net income (loss) attributable to the company	(177,640)	710
Interest expense	1,124	257
Amortization of loan costs	63	63
Depreciation and amortization	10,905	5,346
Income tax expense (benefit)	(2,107)	1,230
Net income (loss) attributable to redeemable noncontrolling interests	(336)	(4)
EBITDA	(167,991)	7,602
Non-cash stock-based compensation	2,378	2,156
Market change in deferred compensation plan	(3,577)	740
Change in contingent consideration fair value	458	15
Transaction costs	468	1,067
Reimbursed software costs, net	(98)	(641)
Severance and executive recruiting costs	1,681	203
Amortization of hotel signing fees and lock subsidies	155	178
Other (gain) loss	539	(15)
Impairment	177,950	—
Adjusted EBITDA	$11,963	$11,305

ASHFORD INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Net income (loss)	$(178,240)	$568
(Income) loss from consolidated entities attributable to noncontrolling interests	160	163
Net (income) loss attributable to redeemable noncontrolling interests	440	(21)
Preferred dividends, declared and undeclared	(7,875)	(2,791)
Amortization of preferred stock discount	(810)	(491)
Net income (loss) attributable to common stockholders	(186,325)	(2,572)
Amortization of loan costs	63	63
Depreciation and amortization	10,905	5,346
Net income (loss) attributable to redeemable noncontrolling interests	(336)	(4)
Preferred dividends, declared and undeclared	7,875	2,791
Amortization of preferred stock discount	810	491
Non-cash stock-based compensation	2,378	2,156
Market change in deferred compensation plan	(3,577)	740
Change in contingent consideration fair value	458	15
Transaction costs	468	1,067
Non-cash interest from finance lease	154	—
Reimbursed software costs, net	(98)	(641)
Severance and executive recruiting costs	1,681	203
Amortization of hotel signing fees and lock subsidies	155	178
Other (gain) loss	539	(15)
Impairment	177,950	—
GAAP income tax expense (benefit)	(2,107)	1,230
Adjusted income tax (expense) benefit (1)	(1,653)	(930)
Adjusted net income	$9,340	$10,118
Adjusted net income per diluted share available to common stockholders	$1.35	$2.39
Weighted average diluted shares	6,925	4,233

Components of weighted average diluted shares
Common shares	2,199	2,419
Convertible preferred stock	4,068	1,450
Deferred compensation plan	200	204
Stock options	—	70
Put options	304	68
Acquisition related shares	98	9
Restricted shares and units	56	13
Weighted average diluted shares	6,925	4,233

Reconciliation of income tax expense (benefit) to adjusted income tax (expense) benefit
GAAP income tax (expense) benefit	$2,085	$(1,300)
Less GAAP income tax (expense) benefit attributable to noncontrolling interests	(22)	(70)
GAAP income tax (expense) benefit excluding noncontrolling interests	2,107	(1,230)
Less deferred income tax (expense) benefit	3,322	(300)
Less cash income tax benefit from CARES Act	438	—
Adjusted income tax (expense) benefit (1)	$(1,653)	$(930)
(1) Income tax expense (benefit) is adjusted to exclude the effects of deferred income tax expense (benefit) and cash income tax benefits from the CARES Act because current income tax expense (benefit) (i) provides a more accurate period-over-period comparison of the ongoing operating performance of our advisory and hospitality products and services businesses, and (ii) provides more useful information to investors regarding our economic performance. See Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

ASHFORD INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS) BY SEGMENT
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated	REIT Advisory	Hospitality Products & Services	Corporate/ Other	Ashford Inc. Consolidated
REVENUE
Advisory services:
Base advisory fees - Trust	$8,917	$—	$—	$8,917	$8,045	$—	$—	$8,045
Base advisory fees - Braemar	2,620	—	—	2,620	2,577	—	—	2,577
Incentive advisory fees - Braemar	170	—	—	170	170	—	—	170
Other advisory revenue - Braemar	129	—	—	129	128	—	—	128
Hotel Management:
Base management fees	—	6,124	—	6,124	—	—	—	—
Project management fees	—	3,938	—	3,938	—	6,442	—	6,442
Audio visual	—	29,674	—	29,674	—	30,975	—	30,975
Other	57	6,634	—	6,691	1,071	3,939	—	5,010
Cost reimbursement revenue	9,064	65,546	969	75,579	8,625	1,348	—	9,973
Total revenues	20,957	111,916	969	133,842	20,616	42,704	—	63,320
EXPENSES
Salaries and benefits	—	9,151	8,541	17,692	—	5,498	7,825	13,323
Market change in deferred compensation plan	—	—	(3,577)	(3,577)	—	—	740	740
Non-cash equity-based compensation	—	(93)	2,143	2,050	—	6	2,153	2,159
Cost of audio visual revenues	—	20,430	—	20,430	—	21,439	—	21,439
Cost of project management revenues	—	1,451	—	1,451	—	1,473	—	1,473
Depreciation and amortization	2,439	7,454	76	9,969	764	3,221	123	4,108
General and administrative	—	4,628	1,700	6,328	—	4,008	2,438	6,446
Impairment	—	178,213	—	178,213	—	—	—	—
Other	—	4,226	—	4,226	—	1,339	—	1,339
Reimbursed expenses	2,540	65,110	969	68,619	5,758	1,239	—	6,997
REIT non-cash equity-based compensation	6,456	436	—	6,892	2,645	109	—	2,754
Total operating expenses	11,435	291,006	9,852	312,293	9,167	38,332	13,279	60,778
OPERATING INCOME (LOSS)	9,522	(179,090)	(8,883)	(178,451)	11,449	4,372	(13,279)	2,542
Other	—	(1,615)	(259)	(1,874)	—	(611)	(63)	(674)
INCOME (LOSS) BEFORE INCOME TAXES	9,522	(180,705)	(9,142)	(180,325)	11,449	3,761	(13,342)	1,868
Income tax (expense) benefit	(2,253)	1,086	3,252	2,085	(2,489)	(1,613)	2,802	(1,300)
NET INCOME (LOSS)	7,269	(179,619)	(5,890)	(178,240)	8,960	2,148	(10,540)	568
(Income) loss from consolidated entities attributable to noncontrolling interests	—	160	—	160	—	163	—	163
Net (income) loss attributable to redeemable noncontrolling interests	—	104	336	440	—	(25)	4	(21)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$7,269	$(179,355)	$(5,554)	$(177,640)	$8,960	$2,286	$(10,536)	$710
Interest expense	—	947	177	1,124	—	223	34	257
Amortization of loan costs	—	15	48	63	—	15	48	63
Depreciation and amortization	2,439	8,390	76	10,905	1,183	4,040	123	5,346
Income tax expense (benefit)	2,253	(1,108)	(3,252)	(2,107)	2,489	1,543	(2,802)	1,230
Net income (loss) attributable to redeemable noncontrolling interests	—	—	(336)	(336)	—	—	(4)	(4)
EBITDA	11,961	(171,111)	(8,841)	(167,991)	12,632	8,107	(13,137)	7,602
Non-cash stock-based compensation	—	235	2,143	2,378	—	4	2,152	2,156
Market change in deferred compensation plan	—	—	(3,577)	(3,577)	—	—	740	740
Change in contingent consideration fair value	—	458	—	458	—	15	—	15
Transaction related costs	—	138	330	468	—	274	793	1,067
Reimbursed software costs, net	(98)	—	—	(98)	(641)	—	—	(641)
Severance and executive recruiting costs	—	1,404	277	1,681	—	203	—	203
Amortization of hotel signing fees and lock subsidies	—	155	—	155	—	178	—	178
Other (gain) loss	—	477	62	539	—	(15)	—	(15)
Impairment	—	177,950	—	177,950	—	—	—	—
Adjusted EBITDA	11,863	9,706	(9,606)	11,963	11,991	8,766	(9,452)	11,305
Interest expense	—	(947)	(177)	(1,124)	—	(223)	(34)	(257)
Non-cash interest from finance lease	—	154	—	154	—	—	—	—
Adjusted income tax (expense) benefit	(3,450)	(763)	2,560	(1,653)	(1,509)	(1,742)	2,321	(930)
Adjusted net income (loss)	$8,413	$8,150	$(7,223)	$9,340	$10,482	$6,801	$(7,165)	$10,118
Adjusted net income (loss) per diluted share available to common stockholders (1)	$1.21	$1.18	$(1.04)	$1.35	$2.48	$1.61	$(1.69)	$2.39
Weighted average diluted shares	6,925	6,925	6,925	6,925	4,233	4,233	4,233	4,233
(1) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the segments, may differ from the consolidated total due to rounding.

ASHFORD INC. AND SUBSIDIARIES
HOSPITALITY PRODUCTS & SERVICES
CONSOLIDATED STATEMENTS OF OPERATIONS AND
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31, 2020						Three Months Ended March 31, 2019
	Remington	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services	Premier	JSAV	OpenKey	Other (1)	Hospitality Products & Services
REVENUE
Hotel Management:							—	—	—	—
Base management fees	$6,124	$—	$—	$—	$—	$6,124	$—	$—	$—	$—	$—
Project management fees	—	3,938	—	—	—	3,938	6,442	—	—	—	6,442
Audio visual	—	—	29,674	—	—	29,674	—	30,975	—	—	30,975
Other	—	—	—	522	6,112	6,634	—	—	257	3,682	3,939
Cost reimbursement revenue	64,332	1,214	—	—	—	65,546	1,348	—	—	—	1,348
Total revenues	70,456	5,152	29,674	522	6,112	111,916	7,790	30,975	257	3,682	42,704
EXPENSES
Salaries and benefits	3,811	1,019	3,061	457	803	9,151	942	3,579	486	491	5,498
Non-cash equity-based compensation	(142)	33	13	3	—	(93)	3	—	3	—	6
Cost of audio visual revenues	—	—	20,430	—	—	20,430	—	21,439	—	—	21,439
Cost of project management revenues	—	1,451	—	—	—	1,451	1,473	—	—	—	1,473
Depreciation and amortization	3,377	3,157	504	6	410	7,454	2,738	455	7	21	3,221
General and administrative	626	561	2,417	308	716	4,628	284	2,972	368	384	4,008
Impairment	126,548	49,524	2,141	—	—	178,213	—	—	—	—	—
Other	—	—	465	220	3,541	4,226	—	18	93	1,228	1,339
Reimbursed expenses	64,073	1,037	—	—	—	65,110	1,239	—	—	—	1,239
REIT non-cash equity-based compensation	259	177	—	—	—	436	109	—	—	—	109
Total operating expenses	198,552	56,959	29,031	994	5,470	291,006	6,788	28,463	957	2,124	38,332
OPERATING INCOME (LOSS)	(128,096)	(51,807)	643	(472)	642	(179,090)	1,002	2,512	(700)	1,558	4,372
Other	(363)	—	(726)	10	(536)	(1,615)	—	(333)	(1)	(277)	(611)
INCOME (LOSS) BEFORE INCOME TAXES	(128,459)	(51,807)	(83)	(462)	106	(180,705)	1,002	2,179	(701)	1,281	3,761
Income tax (expense) benefit	1,189	168	(134)	—	(137)	1,086	(426)	(887)	—	(300)	(1,613)
NET INCOME (LOSS)	(127,270)	(51,639)	(217)	(462)	(31)	(179,619)	576	1,292	(701)	981	2,148
(Income) loss from consolidated entities attributable to noncontrolling interests	—	—	—	119	41	160	—	—	177	(14)	163
Net (income) loss attributable to redeemable noncontrolling interests	—	—	(19)	123	—	104	—	(227)	202	—	(25)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$(127,270)	$(51,639)	$(236)	$(220)	$10	$(179,355)	$576	$1,065	$(322)	$967	$2,286
Interest expense	—	—	227	—	720	947	—	184	—	39	223
Amortization of loan costs	—	—	12	—	3	15	—	11	3	1	15
Depreciation and amortization	3,377	3,157	1,505	3	348	8,390	2,738	1,226	3	73	4,040
Income tax expense (benefit)	(1,189)	(168)	112	—	137	(1,108)	426	817	—	300	1,543
EBITDA	(125,082)	(48,650)	1,620	(217)	1,218	(171,111)	3,740	3,303	(316)	1,380	8,107
Non-cash stock-based compensation	189	33	11	2	—	235	3	—	1	—	4
Change in contingent consideration fair value	—	—	460	—	(2)	458	—	15	—	—	15
Transaction related costs	109	—	—	—	29	138	—	199	—	75	274
Severance and executive recruiting costs	627	263	451	6	57	1,404	—	183	20	—	203
Amortization of hotel signing fees and lock subsidies	—	—	146	9	—	155	—	140	38	—	178
Other (gain) loss	—	—	477	—	—	477	—	(15)	—	—	(15)
Impairment	126,548	49,524	1,878	—	—	177,950	—	—	—	—	—
Adjusted EBITDA	2,391	1,170	5,043	(200)	1,302	9,706	3,743	3,825	(257)	1,455	8,766
Interest expense	—	—	(227)	—	(720)	(947)	—	(184)	—	(39)	(223)
Non-cash interest from finance lease	—	—	—	—	154	154	—	—	—	—	—
Adjusted income tax (expense) benefit	25	(306)	(349)	—	(133)	(763)	(1,073)	(325)	—	(344)	(1,742)
Adjusted net income (loss)	$2,416	$864	$4,467	$(200)	$603	$8,150	$2,670	$3,316	$(257)	$1,072	$6,801
Adjusted net income (loss) per diluted share available to common stockholders (2)	$0.35	$0.12	$0.65	$(0.03)	$0.09	$1.18	$0.63	$0.78	$(0.06)	$0.25	$1.61
Weighted average diluted shares	6,925	6,925	6,925	6,925	6,925	6,925	4,233	4,233	4,233	4,233	4,233
(1) Represents RED Hospitality & Leisure LLC, Pure Wellness, Lismore Capital LLC, AINC Bar Draught LLC and Marietta Leasehold L.P.
(2) The sum of the adjusted net income (loss) per diluted share available to common stockholders, as calculated for the subsidiaries, may differ from the Hospitality Products & Services total due to rounding.